News Release

Exhibit 99.1

FOR IMMEDIATE RELEASE

Contact:	William M. Lowe, Jr.	Richard J. Vatinelle
	Executive Vice President and	Vice President and
	Chief Financial Officer	Treasurer
	williamlowe@kemet.com	richardvatinelle@kemet.com
	864-963-6484	954-766-2838

KEMET REPORTS PRELIMINARY FISCAL 2018 FIRST QUARTER RESULTS

•	Pro forma quarterly sales for the Company and TOKIN of $291 million

•	GAAP Gross margin of 28.0% up 280 basis points over prior quarter ending March 31, 2017

•	GAAP EPS of $3.84 per diluted share and NON-GAAP EPS of $0.33 per diluted share

•	Cash Balance of $225.6 million at June 30, 2017

•	September 30, 2017 quarter sales forecast of $295 million to $305 million

Greenville, South Carolina (August 2, 2017) - KEMET Corporation (the “Company”) (NYSE: KEM), a leading global supplier of passive electronic components, today reported preliminary results for our first fiscal quarter ended June 30, 2017.

Net sales of $274.0 million for the quarter ended June 30, 2017 increased $76.5 million from net sales of $197.5 million for the prior quarter ended March 31, 2017. TOKIN Corporation ("TOKIN") sales included in total revenue from the period April 19, 2017 to June 30, 2017 were $71.4 million. Pro forma sales for the Company and TOKIN as if the acquisition occurred on April 1, 2017 were $291 million. Net sales for the quarter ended June 30, 2017 increased $89.1 million from net sales of $184.9 million for the quarter ended June 30, 2016, driven primarily by TOKIN net sales of $71.4 million.

U.S. GAAP net income was $221.4 million or $3.84 per diluted share for the quarter ended June 30, 2017. This compares to net income of $52.9 million or $0.93 per diluted share for the quarter ended March 31, 2017. For the quarter ended June 30, 2016, the Company reported a net loss of $12.2 million or $0.26 per basic and diluted share. Net income for the quarter ended June 30, 2017 includes a $75.4 million gain from the equity investment in TOKIN for the period from April 1, 2017 to April 18, 2017, primarily related to KEMET's thirty-four percent interest in TOKIN's gain on the sale of its electro-mechanical devices (“EMD”) business. Additionally, as part of the acquisition of TOKIN, KEMET recorded acquisition gains totaling $136.4 million, consisting of the following: a preliminary gain of $72.7 million to mark its thirty-four percent interest in TOKIN to fair value and a $63.7 million preliminary gain on the acquisition of TOKIN for the quarter ended June 30, 2017. The Company continues to evaluate the calculation of acquisition related gains and, as such, these preliminary numbers may change in the future.

Non-U.S. GAAP adjusted net income was $19.2 million or $0.33 per diluted share for the quarter ended June 30, 2017, as compared to non-U.S. GAAP adjusted net income of $7.8 million or $0.14 per diluted share for the quarter ended March 31, 2017. For the quarter ended June 30, 2016, the Company reported non-U.S. GAAP adjusted net income of $3.3 million or $0.06 per diluted share.

“In our first fiscal quarter of this year we completed all three of our key objectives of closing the TOKIN acquisition, refinancing our long-term debt, and the acquisition being accretive out of the starting gate,” stated Per Loof, the Company’s Chief Executive Officer. “We are extremely pleased with the first quarter financial results combining

2835 KEMET Way, Simpsonville, SC 29681 USA
864.963.6300 www.kemet.com

KEMET with TOKIN and the value creation for all of our stakeholders. The work to extract the synergies from the combination is just beginning but is expected to be additive to our financial results this fiscal year,” continued Loof.

Net income (loss) for the quarters ended June 30, 2017, March 31, 2017 and June 30, 2016 includes various items affecting comparability as denoted in the U.S. GAAP to Non-U.S. GAAP reconciliation table included hereafter.

About KEMET

The Company’s common stock is listed on the NYSE under the ticker symbol “KEM” (NYSE: KEM).  At the Investor Relations section of our web site at http://www.kemet.com/IR, users may subscribe to KEMET news releases and find additional information about our Company.  KEMET applies world class service and quality to deliver industry leading, high performance capacitance solutions to its customers around the world and offers the world’s most complete line of surface mount and through hole capacitor technologies across tantalum, ceramic, film, aluminum, electrolytic, and paper dielectrics. Additional information about KEMET can be found at http://www.kemet.com.

QUIET PERIOD

Beginning October 1, 2017, we will observe a quiet period during which the information provided in this news release and quarterly report on Form 10-Q will no longer constitute our current expectations. During the quiet period, this information should be considered to be historical, applying prior to the quiet period only and not subject to update by management. The quiet period will extend until the day when our next quarterly earnings release is published.

CAUTIONARY STATEMENT ON FORWARD-LOOKING STATEMENTS

Certain statements included herein contain forward-looking statements within the meaning of federal securities laws about the Company’s financial condition and results of operations that are based on management’s current expectations, estimates and projections about the markets, in which the Company operates, as well as management’s beliefs and assumptions. Words such as “expects,” “anticipates,” “believes,” “estimates,” variations of such words and other similar expressions are intended to identify such forward-looking statements. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions, which are difficult to predict. Therefore, actual outcomes and results may differ materially from what is expressed or forecasted in, or implied by, such forward-looking statements. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect management’s judgment only as of the date hereof. The Company undertakes no obligation to update publicly any of these forward-looking statements to reflect new information, future events or otherwise.

Factors that may cause actual outcomes and results to differ materially from those expressed in, or implied by, these forward-looking statements include, but are not necessarily limited to the following: (i) adverse economic conditions could impact our ability to realize operating plans if the demand for our products declines, and such conditions could adversely affect our liquidity and ability to continue to operate and cause a write down of long-lived assets or goodwill; (ii) an increase in the cost or a decrease in the availability of our principal or single-sourced purchased raw materials; (iii) changes in the competitive environment; (iv) uncertainty of the timing of customer product qualifications in heavily regulated industries; (v) economic, political, or regulatory changes in the countries in which we operate; (vi) difficulties, delays or unexpected costs in completing the restructuring plans; (vii) acquisitions and other strategic transactions expose us to a variety of risks; (viii) acquisition of TOKIN may not achieve all of the anticipated results; (ix) our business could be negatively impacted by increased regulatory scrutiny and litigation; (x) difficulties associated with retaining, attracting and training effective employees and management; (xi) the need to develop innovative products to maintain customer relationships and offset potential price erosion in older products; (xii) exposure to claims alleging product defects; (xiii) the impact of laws and regulations that apply to our business, including those relating to environmental matters; (xiv) the impact of international laws relating to trade, export controls and foreign corrupt practices; (xv) changes impacting international trade and corporate tax provisions related to the global manufacturing and sales of our products may have an adverse effect on our financial condition and results of operations; (xvi) volatility of financial and credit markets affecting our access to capital; (xvii) the need to reduce the total costs of our products to remain competitive; (xviii) potential limitation on the use of net operating losses to offset possible future taxable income; (xix) restrictions in our debt agreements that could limit our flexibility in operating our business; (xx) disruption to our information technology systems to function properly or control unauthorized access to our systems may cause business disruptions; (xxi) additional exercise of the warrant by K Equity, LLC which could potentially result in the existence of a significant stockholder who could seek to influence our corporate decisions; (xxii) fluctuation in distributor sales could adversely affect our results of operations, (xxiii) earthquakes and other natural disasters could disrupt our operations and have a material adverse effect on our financial condition and results of operations.

Our acquisition accounting, including the acquisition gains, are preliminary as management continues to evaluate the fair value of the net assets acquired and consideration transferred. In addition, the allocation of the purchase price is based on estimates and assumption that are subject to change with the measurement period.

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Amounts in thousands, except per share data)
(Unaudited)

	Quarters Ended June 30,
	2017	2016
Net sales	$274,000	$184,935
Operating costs and expenses:
Cost of sales	197,324	142,412
Selling, general and administrative expenses	37,870	25,914
Research and development	9,390	6,932
Restructuring charges	1,613	688
Net (gain) loss on sales and disposals of assets	19	91
Total operating costs and expenses	246,216	176,037
Operating income (loss)	27,784	8,898
Non-operating (income) expense:
Interest income	(66)	(3)
Interest expense	10,960	9,923
Acquisition gains	(136,386)	—
Change in value of TOKIN option	—	12,000
Other (income) expense, net	6,139	(2,394)
Income (loss) before income taxes and equity income (loss) from TOKIN	147,137	(10,628)
Income tax expense (benefit)	1,150	1,800
Income (loss) before equity income (loss) from TOKIN	145,987	(12,428)
Equity income (loss) from equity method investments	75,417	223
Net income (loss)	$221,404	$(12,205)

Net income (loss) per basic share	$4.67	$(0.26)

Net income (loss) per diluted share	$3.84	$(0.26)

Weighted-average shares outstanding:
Basic	47,381	46,349
Diluted	57,731	46,349

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Balance Sheets
(Amounts in thousands, except per share data)
(Unaudited)

	June 30, 2017	March 31, 2017
ASSETS
Current assets:
Cash and cash equivalents	$225,644	$109,774
Accounts receivable, net	137,562	92,526
Inventories, net	192,030	147,955
Prepaid expenses and other (1)	51,773	28,782
Total current assets	607,009	379,037
Property, plant and equipment, net of accumulated depreciation of $1,345,781 and $821,276 as of June 30, 2017 and March 31, 2017, respectively	368,417	209,311
Goodwill	40,294	40,294
Intangible assets, net	63,664	29,781
Equity method investments	12,038	63,416
Deferred income taxes (1)	10,528	8,367
Other assets	10,002	4,119
Total assets (1)	$1,111,952	$734,325
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term debt	$20,376	$2,000
Accounts payable	135,474	69,674
Accrued expenses	88,872	57,752
Income taxes payable	531	715
Total current liabilities	245,253	130,141
Long-term debt, less current portion	315,224	386,211
Other non-current obligations	152,073	60,131
Deferred income taxes (1)	12,897	3,370
Stockholders’ equity:
Preferred stock, par value $0.01, authorized 10,000 shares, none issued	—	—
Common stock, par value $0.01, authorized 175,000 shares, issued 47,588 and 46,689 shares at June 30, 2017 and March 31, 2017, respectively	476	467
Additional paid-in capital	447,145	447,671
Retained deficit (1)	(30,103)	(251,854)
Accumulated other comprehensive income	(31,013)	(41,812)
Total stockholders’ equity	386,505	154,472
Total liabilities and stockholders’ equity (1)	$1,111,952	$734,325

(1)March 31, 2017 adjusted due to the adoption of Accounting Standards Update ("ASU") No. 2016-16, Income Taxes - Intra-Entity Transfers of Assets Other Than Inventory

KEMET CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Cash Flows
(Amounts in thousands)
(Unaudited)

	Quarters Ended June 30,
	2017	2016
Net income (loss)	$221,404	$(12,205)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation and amortization	12,243	9,436
Equity (income) loss from TOKIN	(75,417)	(223)
Acquisition gains	(136,386)	—
Non-cash debt and financing costs	460	190
(Gain) loss on early extinguishment of debt	486	—
Stock-based compensation expense	1,101	1,228
Change in value of TOKIN option	(9,900)	12,000
Net (gain) loss on sales and disposals of assets	19	91
Pension and other post-retirement benefits	687	709
Change in deferred income taxes	(129)	1,294
Change in operating assets	27,986	(2,357)
Change in operating liabilities	(34,672)	(13,088)
Other	467	(111)
Net cash provided by (used in) operating activities	8,349	(3,036)
Investing activities:
Capital expenditures	(7,298)	(6,167)
Acquisitions, net of cash received	167,129	—
Net cash provided by (used in) investing activities	159,831	(6,167)
Financing activities:
Payments on revolving line of credit	(33,881)	—
Proceeds from issuance of debt	331,567	—
Payments on long-term obligations	(353,000)	(1,870)
Purchase of treasury stock	—	(595)
Proceeds from exercise of stock options	2,063	—
Net cash provided by (used in) financing activities	(53,251)	(2,465)
Net increase (decrease) in cash and cash equivalents	114,929	(11,668)
Effect of foreign currency fluctuations on cash	941	(398)
Cash and cash equivalents at beginning of fiscal period	109,774	65,004
Cash and cash equivalents at end of fiscal period	$225,644	$52,938

Non-U.S. GAAP Financial Measures

The Company utilizes certain Non-U.S. GAAP financial measures, including "Adjusted gross margin", "Adjusted operating income (loss)", “Adjusted net income (loss)”, “Adjusted net income (loss) per share” and “Adjusted EBITDA”.  Management believes that investors may find it useful to review the Company’s financial results as adjusted to exclude items as determined by management as further described below.

Adjusted Gross Margin

Adjusted gross margin represents net sales less cost of sales excluding adjustments which are outlined in the quantitative reconciliation provided below.  Management uses adjusted gross margin to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided below which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted gross margin is useful to investors because it provides a supplemental way to understand the underlying operating performance of the Company.  Adjusted gross margin should not be considered as an alternative to gross margin or any other performance measure derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP Gross margin to Non-U.S. GAAP adjusted gross margin (amounts in thousands):

	Quarters Ended
	(Unaudited)
	June 30, 2017	March 31, 2017	June 30, 2016
Net sales	$274,000	$197,519	$184,935
Cost of sales	197,324	147,680	142,412
Gross margin (U.S. GAAP)	76,676	49,839	42,523
Gross margin as a % of net sales	28.0%	25.2%	23.0%
Non-U.S. GAAP adjustments:
Stock-based compensation expense	310	391	384
Plant start-up costs	—	—	308
Adjusted gross margin (non-GAAP)	$76,986	$50,230	$43,215
Adjusted gross margin as a % of net sales (non-GAAP)	28.1%	25.4%	23.4%

Adjusted Operating Income (Loss)

Adjusted operating income (loss) represents operating income (loss), excluding adjustments which are outlined in the quantitative reconciliation provided below. Management uses adjusted operating income (loss) to facilitate our analysis and understanding of our business operations by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. The Company believes that adjusted operating income (loss) is useful to investors to provide a supplemental way to understand our underlying operating performance and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations. Adjusted operating income (loss) should not be considered as an alternative to operating income (loss) or any other performance measure derived in accordance with U.S. GAAP.

Adjusted operating income (loss) is calculated as follows (amounts in thousands):

	Quarters Ended
	(Unaudited)
	June 30, 2017	March 31, 2017	June 30, 2016
Operating income (loss) (U.S. GAAP)	$27,784	$8,742	$8,898
Adjustments:
ERP integration/IT transition costs	—	1,760	1,768
Stock-based compensation expense	1,101	1,249	1,228
Restructuring charges	1,613	1,087	688
Legal expenses related to antitrust class actions	1,141	406	1,175
TOKIN investment-related expenses	—	497	206
Net (gain) loss on sales and disposals of assets	19	85	91
Write down of long-lived assets	—	4,086	—
Plant start-up costs	—	—	308
Adjusted operating income (loss) (non-GAAP)	$31,658	$17,912	$14,362

Adjusted Net Income (Loss) and Adjusted Net Income (Loss) Per Share

“Adjusted net income (loss)” and “Adjusted net income (loss) per basic and diluted share” represent net income (loss) and net income (loss) per basic and diluted share excluding adjustments which are outlined in the quantitative reconciliation provided below.  The Company believes that these Non-U.S. GAAP financial measures are useful to investors because they provide a supplemental way to understand the underlying operating performance of the Company and allows investors to monitor and understand changes in our ability to generate income from ongoing business operations.  Management uses these Non-U.S. GAAP financial measures to evaluate operating performance by excluding the items outlined in the quantitative reconciliation provided earlier in this presentation which might otherwise make comparisons of our ongoing business with prior periods more difficult and obscure trends in ongoing operations. Non-U.S. GAAP financial measures should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP.

The following table provides reconciliation from U.S. GAAP net income (loss) to Non-U.S. GAAP Adjusted net income (loss) (amounts in thousands):

	Quarters Ended
	(Unaudited)
	June 30, 2017	March 31, 2017	June 30, 2016
U.S. GAAP
Net sales	$274,000	$197,519	$184,935
Net income (loss)	$221,404	$52,914	$(12,205)

Net income (loss) per basic share	$4.67	$1.13	$(0.26)

Net income (loss) per diluted share	$3.84	$0.93	$(0.26)
Non-U.S. GAAP
Net income (loss)	$221,404	$52,914	$(12,205)
Adjustments:
Change in value of TOKIN option	—	(14,200)	12,000
Net foreign exchange (gain) loss	5,043	1,507	(1,920)
ERP integration/IT transition costs	—	1,760	1,768
Stock-based compensation expense	1,101	1,249	1,228
Restructuring charges	1,613	1,087	688
Legal expenses related to antitrust class actions	1,141	406	1,175
TOKIN investment-related expenses	—	497	206
Amortization included in interest expense	460	200	190
Acquisition gains	(136,386)	—	—
Equity (income) loss from TOKIN	(75,417)	(41,372)	(223)
Net (gain) loss on sales and disposals of assets	19	85	91
Write down of long-lived assets	—	4,086	—
Plant start-up costs	—	—	308
(Gain) loss on early extinguishment of debt	486	—	—
Income tax effect of non-U.S. GAAP adjustments (1)	(222)	(374)	—
Adjusted net income (loss) (non-GAAP)	$19,242	$7,845	$3,306
Adjusted net income (loss) per basic share (non-GAAP)	$0.41	$0.17	$0.07
Adjusted net income (loss) per diluted share (non-GAAP)	$0.33	$0.14	$0.06
Weighted average shares outstanding:
Weighted average shares-basic	47,381	46,803	46,349
Weighted average shares-diluted	57,731	57,130	52,097

(1)         The income tax effect of the excluded items is calculated by applying the applicable jurisdictional income tax rate, considering the deferred tax valuation for each applicable jurisdiction.

Adjusted EBITDA

Adjusted EBITDA represents net income (loss) before net interest expense, income tax expense (benefit), and depreciation and amortization expense, adjusted to exclude certain items which are outlined in the quantitative reconciliation provided herein.  We use adjusted EBITDA to monitor and evaluate our operating performance and to facilitate internal and external comparisons of the historical operating performance of our business.  We present adjusted EBITDA as a supplemental measure of our performance and ability to service debt.  We also present adjusted EBITDA because we believe such measure is frequently used by securities analysts, investors and other interested parties in the evaluation of companies in our industry.

We believe adjusted EBITDA is an appropriate supplemental measure of debt service capacity, because cash expenditures on interest are, by definition, available to pay interest, and tax expense is inversely correlated to interest expense because tax expense goes down as deductible interest expense goes up; depreciation and amortization are non-cash charges. The other adjustments to arrive at adjusted EBITDA are excluded in order to better reflect our continuing operations.

In evaluating adjusted EBITDA, you should be aware that in the future we may incur expenses similar to the adjustments noted below.  Our presentation of adjusted EBITDA should not be construed as an inference that our future results will be unaffected by these types of adjustments.  Adjusted EBITDA is not a measurement of our financial performance under U.S. GAAP and should not be considered as an alternative to net income, operating income or any other performance measures derived in accordance with U.S. GAAP or as an alternative to cash flow from operating activities as a measure of our liquidity.

Our adjusted EBITDA measure has limitations as an analytical tool, and should not be considered in isolation or as a substitute for analysis of our results as reported under U.S. GAAP.  Some of these limitations are:

•	it does not reflect our cash expenditures, future requirements for capital expenditures or contractual commitments;

•	it does not reflect changes in, or cash requirements for, our working capital needs;

•	it does not reflect the significant interest expense or the cash requirements necessary to service interest or principal payment on our debt;

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized will often have to be replaced in the future, and our adjusted EBITDA measure does not reflect any cash requirements for such replacements;

•	it is not adjusted for all non-cash income or expense items that are reflected in our statements of cash flows;

•	it does not reflect the impact of earnings or charges resulting from matters we consider not to be indicative of our ongoing operations;

•	it does not reflect limitations on or costs related to transferring earnings from our subsidiaries to us; and

•	other companies in our industry may calculate this measure differently than we do, limiting its usefulness as a comparative measure.

Because of these limitations, adjusted EBITDA should not be considered as a measure of discretionary cash available to us to invest in the growth of our business or as a measure of cash that will be available to us to meet our obligations.  You should compensate for these limitations by relying primarily on our U.S. GAAP results and using adjusted EBITDA as supplementary information.

The following table provides a reconciliation from U.S. GAAP net income (loss) to Adjusted EBITDA (amounts in thousands):

	Quarters Ended
	(Unaudited)
	June 30, 2017	March 31, 2017	June 30, 2016
Net income (loss) (U.S. GAAP)	$221,404	$52,914	$(12,205)
Interest expense, net	10,894	9,994	9,920
Income tax expense (benefit)	1,150	(150)	1,800
Depreciation and amortization	12,243	9,367	9,436
EBITDA (non-GAAP)	245,691	72,125	8,951
Excluding the following items:
Change in value of TOKIN option	—	(14,200)	12,000
Net foreign exchange (gain) loss	5,043	1,507	(1,920)
Stock-based compensation expense	1,101	1,249	1,228
ERP integration/IT transition costs	—	1,760	1,768
Restructuring charges	1,613	1,087	688
Legal expenses related to antitrust class actions	1,141	406	1,175
TOKIN investment-related expenses	—	497	206
Acquisition gains	(136,386)	—	—
Equity (income) loss from NEC TOKIN	(75,417)	(41,372)	(223)
(Gain) loss on early extinguishment of debt	486	—	—
Net (gain) loss on sales and disposals of assets	19	85	91
Plant start-up costs	—	—	308
Write down of long-lived assets	—	4,086	—
Adjusted EBITDA (non-GAAP)	$43,291	$27,230	$24,272